1 Endo Pharmaceuticals A Clear VISION Annual Shareholder Meeting June 26, 2008 Exhibit 99.1

This presentation contains certain “forward-looking statements”
within the meaning of the Private Securities Litigation Reform Act of
1995.  These statements are based on management’s current
expectations and assumptions and are subject to uncertainty and changes in circumstances.  Actual results may differ materially from these expectations due to changes in economic, business,
competitive, market and/or regulatory factors.  We do not undertake any obligation to update our forward-looking statements after the date of this presentation for any reason, even if new information becomes available or other events occur in the future.  More information about those factors is contained in Endo’s filings with the
U.S. Securities and Exchange Commission.

Endo Pharmaceuticals
Endo Pharmaceuticals is a fully
integrated specialty pharmaceutical
company with market leadership in
pain management products that is
committed to further growth through
innovation and product
differentiation.

New Organization
Dave Holveck
President & CEO
Nancy Wysenski
Chief Operating Officer
Ivan Gergel
EVP, Research & Development
Charlie Rowland
EVP, Chief Financial Officer
& Treasurer
Larry Cunningham
Senior Vice President
Human Resources
Caroline Manogue
EVP, Chief Legal Officer
& Secretary
Bob Cobuzzi
Acting Head
Business/Corporate Development
Colleen Craven
Vice President
Ethics & Corporate Compliance
Blaine Davis
Vice President
Investor Relations & Communications

Lidoderm

Voltaren Gel

Frova
2.5 mg
9 Tablets

$1,400
$1,200
$1,000
$800
$600
$400
$200
03
04
05
06
07

NET SALES (IN MILLIONS)

1,400
1,200
1,000
800
600
400
200
03
04
05
06
07

EMPLOYEES

ENDO PHARMACEUTICALS

5 Product Portfolio

Commercial Performance
•
Lidoderm®
- 1
st
Quarter Performance
– Net Sales $180.524 million
– 17% annual growth
•
Opana® Franchise
- 1
st
Quarter Performance
– Net Sales $40.3 million
– 38% annual growth
•
Frova®
- 1
st
Quarter Performance
– Net Sales $14.1 million
– 16% annual growth
•
Voltaren Gel®
– Launched in April
– Early performance in line with expectations

7 Casting the Vision

2008 Financial Guidance
• Net Sales
– $1.245 - $1.280 billion*
• Adjusted Diluted EPS
– $2.15 – $2.19 Earnings per share*
2003-2007 CAGR in Net Sales
16%
* There can be no assurance that Endo will achieve these results

Endo’s Strategic Imperatives
• Focus on revenue enhancements and cost
efficiencies
• Invest and grow pipeline
• Pursue business development opportunities
• Invest in NCEs
• Enhance organizational state

10 Developing the Vision

11 Healthcare Industry Drivers Innovation Quality Efficiency Patient Outcomes Cost of Healthcare

Value Creation
1 1
1
2 2
2
3 3
3 4 4
4
Current
New
CUSTOMERS / MARKET
Current
Business and
Incremental
Change
New technology
mainly in current
markets
Transformational
technology or business
models
Expanded Use:
New Markets,
Specialties,
Regions
Disruption

13 Extending the Vision

Therapeutic Focus
Pain is core, but must maintain flexibility in evaluating
broader range of innovative opportunities
Broader PCPs
Oncology
Psychiatrists
PCP high prescribers
of other products
Pain /
Inflammation
Select PCPs
Neurology
Orthopedics
Broader PCPs
Oncology
Psychiatrists
PCP high prescribers
of other products
Pain /
Inflammation
Select PCPs
Neurology
Orthopedics

15 Endo Positioned for Growth Business Development Geographic Expansion Commercial Scope Investment R&D Generics

16 Realizing the Vision

17 Endo’s Future State Territories Products R & D Filings Organizational State Sustainable Growth

18 Endo must begin to look at pain management through a broader lens and recognize and seize opportunities that meet patients’ needs. Dave Holveck Endo 2007 Annual Report